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                                                                    Exhibit 23.1


              CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the DURECT Corporation 1998 Incentive Stock Plan, DURECT Corporation 2000 Employee Stock Purchase Plan, DURECT Corporation 2000 Stock Plan and DURECT Corporation 2000 Directors' Stock Option Plan of DURECT Corporation of our report dated February 9, 2000, with respect to the financial statements of DURECT Corporation included in its Registration Statement on Form S-1 (No. 333-35316) filed with the Securities and Exchange Commission.

                                             /s/ ERNST & YOUNG LLP


October 3, 2000
Palo Alto, California